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                                                                    EXHIBIT 99.1





                                                    June 7, 2002
                                                    Lee Posey
                                                    Chairman


                PALM HARBOR HOMES ACQUIRES NATIONWIDE HOMES, INC.

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             ACQUISITION EXPANDS BUSINESS BASE INTO MODULAR HOUSING

DALLAS (JUNE 7, 2002) -- Palm Harbor Homes, Inc. (Nasdaq/NM: PHHM) today announced that it has acquired Nationwide Homes, Inc., a leading modular home manufacturer headquartered in Martinsville, Va. The all-cash acquisition is valued at approximately $32 million. Nationwide Homes, a privately-owned company, generated revenues for 2001 of $57 million, and its acquisition is expected to be immediately accretive to Palm Harbor's earnings per share for the Company's current fiscal year ending March 2003.

         Lee Posey, chairman, remarked, "Nationwide is an excellent fit for our business strategy and our culture. Nationwide's modular homes are built to high quality standards, can be customized to meet each customer's needs and offer clear value. They qualify for financing through conventional 30-year mortgages, which eliminates many of the credit constraints currently being experienced by the manufactured housing industry. This acquisition is an example of our strategy of enhancing our growth prospects by using our strong financial position to acquire companies that complement our existing operations and are accretive to earnings.

         "This integration of a well-run, well-respected and profitable modular home producer with a premier manufactured housing corporation is both unique and ideal. Like Palm Harbor, Nationwide focuses on delivering consistently high customer satisfaction. From engineering through quality construction processes, Nationwide offers superior value to its customers. The majority of the homes built by Nationwide are sold through builders to ultimate homeowners, and this provides us with an important additional distribution channel. Palm Harbor will have a wonderful opportunity to offer these builders a vastly expanded array of factory-built housing choices. We expect to achieve even greater growth and profitability by expanding the Nationwide business model into a number of new markets over time."

         Ron Evans, president of Nationwide, said, "On behalf of the entire Nationwide team, we are very pleased to be joining the Palm Harbor organization. Our corporate philosophies are closely aligned, and we believe that this business combination will enhance the career opportunities and potential for our team members. Supported by the strong financial resources of Palm Harbor, Nationwide has outstanding prospects for growth. Modular housing offers consumers a customized, high quality home with the added value of reliable construction


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schedules and a definite cost advantage over site-built homes. We are excited about the opportunity to link our marketing programs with those of Palm Harbor and in doing so, expand the sales potential for each company."

         Palm Harbor Homes is one of the nation's leading manufacturers and marketers of multi-section manufactured homes. The Company markets nationwide through vertically integrated operations, encompassing manufacturing, marketing, financing and insurance.



         This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.


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